EXHIBIT 99.2

August 6, 2015 American Science and Engineering, Inc. Q1 Fiscal Year 2016 Earnings Call Presentation

Safe Harbor Statement 2 ©2015 American Science and Engineering, Inc. Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E's products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad; future delays in federal funding, the market price of the company's stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company's cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement. Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

Sales by Product Line – Q1’16 vs. Q1’15 (000’s) 3 Q1'16 Q1'15 Variance Cargo Systems $ 8,909 $ 9,146 $ (237) Mobile Cargo Systems 7,108 11,563 (4,455) Parcel and Personnel Systems 2,506 765 1,741 Service 12,303 12,286 17 Other 618 1,777 (1,159) Total Sales $ 31,444 $ 35,537 $ (4,093) ©2015 American Science and Engineering, Inc. Q1’15 Q1’16 Cargo Systems 26% Mobile Cargo Systems 32% Parcel and Personnel Systems 2% Service 35% Other 5% Cargo Systems 28% Mobile Cargo Systems 23% Parcel and Personnel Systems 8% Service 39% Other 2%

Consolidated Statement of Operations – Q1’16 vs. Q1’15 (000’s) 4 ©2015 American Science and Engineering, Inc. Q1 '16 Q1 '15 Increase/ (Decrease) Total net revenues and contract revenues $ 31,444 $ 35,537 $ (4,093) Total cost of sales and contracts 17,018 19,068 (2,050) Gross Profit 14,426 16,469 (2,043) Expenses: Selling, general and administrative expenses 8,270 8,191 79 Research and development 6,889 6,006 883 Total operating expenses 15,159 14,197 962 Operating Income (loss) (733) 2,272 (3,005) Interest and other expense, net (59) (85) 26 Income (loss) before provision for (benefit from) income taxes (792) 2,187 (2,979) Provision for (benefit from)income taxes (277) 733 (1,010) Net Income (loss) $ (515) $ 1,454 $ (1,969) Income (loss) per share - Basic $ (0.07) $ 0.18 $ (0.25) Income (loss) per share – Diluted $ (0.07) $ 0.18 $ (0.25)

Cash and Investments Balance at June 30, 2015 (000’s) 5 ©2015 American Science and Engineering, Inc. March 31, 2015 June 30, 2015 Cash and Cash Equivalents $68,835 $61,099 Short-Term Investments $24,533 $21,120 Restricted Cash - Current $6,193 $5,521 Restricted Cash - Long-Term $208 $25 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000

Backlog (000’s) 6 ©2015 American Science and Engineering, Inc. $120,000 $130,000 $140,000 $150,000 $160,000 $170,000 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1'16 Backlog $162,920 $158,075 $138,178 $138,306 $152,766

Strategic Initiatives Update 7 ©2015 American Science and Engineering, Inc.

Geographic Expansion 8 ©2015 American Science and Engineering, Inc. Bookings strengthened by orders for ZBV® cargo and vehicle inspection system from U.S. government and customers in Asia Pacific region. $11.6 million Service renewal order received from customer in Latin America. MINI Z® system orders evenly split between international and domestic customers with bookings for new MINI Z customers in the U.S., the EU, Middle East, and APAC regions. To-date: MINI Z orders received from 21 countries

Recent MINI Z Seizures with Public Safety Agencies June 2015 180 lbs. of marijuana found in fabricated material beams in a truck – 1st seizure for this law enforcement agency $1.6 million in currency uncovered and 325 lbs. of marijuana seized to-date 2015 AS&E Company Proprietary 9 July 2015 $257K U.S. currency found inside the liner of a cooler – 2nd seizure same agency July 2015 $350K U.S. currency found between air condenser and radiator in a pick-up truck July 2015 2 lbs. cocaine and 1 lb. heroin in a box

AS&E
Detect the difference.

Portfolio Expansion

Portfolio expansion continues to be one of our highest priorities.

- Tx-View™ for ZBV® system: We have conducted multiple customer demonstrations and are building an active opportunity pipeline.
  - Tx-View for ZBV provides enhanced detection of weapons and metallic components of VBIEDs to complement ZBV system's proven Z Backscatter® imaging.
- Centralized TIP Management for Gemini® product line released. Allows supervisors to manage and measure performance from a central network server.



A car is screened using ZBV with Tx-View option



TIP Threat in Z Backscatter (left) and Transmission (right) images

Portfolio Expansion

©2015 American Science and Engineering, Inc.
10

Services Evolution We have strengthened our Services business development focus and have introduced value-added offerings: Managed Services Multi-Vendor Service Leasing and Rental Options The strength of our Services offering and resulting outstanding customer satisfaction provide the foundation for the growth of our Services business. 11 ©2015 American Science and Engineering, Inc. Services continues to be a strong contributor to our top and bottom line as we heighten the focus on our strategic Services initiatives and increase Services sales to our global installed base as well as to new customers.

Corporate Realignment 12 ©2015 American Science and Engineering, Inc. Foundation M&A Geographic Expansion Portfolio Expansion Service Evolution ORGANIC INORGANIC FOUNDATION

Are you following us on Twitter @ase_detects? If not, look what you’ve been missing

VALUES Q & A An audio replay and a copy of the presentation slides will be available on the AS&E web site at ir.as-e.com. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects